Exhibit 32.1

STATEMENT OF CHIEF EXECUTIVE OFFICER
PURSUANT TO SECTION 1350 OF TITLE 18 OF THE UNITED STATES CODE

Pursuant to Section 1350 of Title 18 of the United States Code, the undersigned, Thomas Granville, Chief Executive Officer of Axion Power International, Inc (the “Company”), hereby certifies that:

The Company’s Form 10-QSB Quarterly Report for the quarter ended June 30, 2006 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

The information contained in the Report fairly presents the financial condition and results of operations of the Company.

/s/ Thomas Granville
Thomas Granville, Chief Executive Officer

Dated: December 21, 2007